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                   CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                        1934 ACT REPORTING REQUIREMENTS


                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 29, 1996


                          NORTH AMERICAN RESORTS, INC.
             (Exact name of registrant as specified in its charter)



         Colorado                   0-26760                  84-1286065
 (State of Incorporation)         (Commission              (I.R.S Employer
                                  File Number)           Identification No.)


                            315 East Robinson Street
                                   Suite 190

                           Orlando, Florida 32801
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code      (407) 841-1917





  (Former name, former address and former fiscal year, if changed since last report.)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 29, 1996, North American Resorts, Inc. ("North American" or the "Company") entered into an agreement to sell assets with a book value of $1,000,000 to Channel America Broadcasting, Inc. ("Channel America") for Channel America's Series C Preferred Stock. The assets consisted of appraised artwork used by the Company as promotional incentives in its sales programs. Channel America issued the Company 50,000 shares of its Series C Preferred Stock as payment. The Series C Preferred Stock converts into shares of Channel America's restricted common stock upon redemption. The Company also received "piggy-back" registration rights for the shares issued, as well as demand registration rights which are effective one year after date of issuance. Max
P. Cawal, a director of the Company, is also a director of Channel America, however, Mr. Cawal abstained from the vote by the Company's Board of Directors approving the transaction between the Company and Channel America.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                 EXHIBITS


         (c)     Exhibits

         2.1     Asset Exchange Agreement
                 by and between North American
                 and Channel America dated
                 October 29, 1996





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       Date: November 12, 1996


                                       NORTH AMERICAN RESORTS, INC.


                                       By: /s/ Donald R. Mastropietro
                                          --------------------------------
                                          Donald R. Mastropietro
                                          Chief Financial Officer